UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 2, 2009

CAPITAL GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-13078	13-3180530
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

76 Beaver Street, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 344-2785

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2009, Robert Roningen resigned as a member (“Director”) of the Board of Directors of Capital Gold Corporation (the “Company”).  He also resigned as Executive Vice President and Secretary of the Company, effective November 12, 2009.  The Company appointed Christopher M. Chipman to replace Mr. Roningen as Secretary of the Company.  Mr. Roningen did not resign from the Company’s Board of Directors as a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

On November 4, 2009, Roger Newell resigned as a Director of the Company.  Mr. Newell did not resign from the Company’s Board of Directors as a result of any disagreements with the Company on any mater relating to the Company’s operations, policies or practices.

The Company issued a press release announcing the resignations of Mr. Roningen and Mr. Newell on November 6, 2009.  A copy of the press release is furnished with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibit is filed herewith:

Exhibit No.	Exhibit Title

99.1	Press Release, dated November 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GOLD CORPORATION

November 6, 2009	By:	/s/ Gifford A. Dieterle
Gifford A. Dieterle,
Chief Executive Officer